EXHIBIT 15

Accountant's Acknowledgement

The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated August 20, 2001 on the supplemental condensed consolidated financial statements of PepsiCo, Inc. for the twelve and twenty-four weeks ended June 16, 2001, included within the Form 8-K of PepsiCo, Inc. dated August 27, 2001, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

Description	Registration Statement Number
Form S-3 PepsiCo SharePower Stock Option Plan for PCDC Employees	33-42121
$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds	33-53232
Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc.	33-50685
$4,587,000,000 Debt Securities and Warrants	33-64243
$500,000,000 Capital Stock, 1 2/3 cents par value	333-56302
Form S-4 330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value	333-53436
Form S-8 PepsiCo SharePower Stock Option Plan	33-35602, 33-29037, 33-42058, 33-51496, 33-54731 & 33- 66150
1988 Director Stock Plan	33-22970
1979 Incentive Plan and the 1987 Incentive Plan	33-19539
1994 Long-Term Incentive Plan	33-54733
1995 Stock Option Incentive Plan	33-61731 & 333-09363
1979 Incentive Plan	2-65410
PepsiCo, Inc. Long Term Savings Program	2-82645, 33-51514 & 33-60965
PepsiCo 401(K) Plan	333-89265
PepsiCo Puerto Rico 1165(e) Plan	333-56524
Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates	333-65992
The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors	333-66632
The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees	333-66634

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

       KPMG LLP

New York, New York
August 27, 2001

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